Exhibit 99.2

ITEM 2.	PROPERTIES

The Company leases approximately 62,000 square feet of an office building in Orlando, Florida for its corporate headquarters. The Company also leases approximately 31,000 square feet of a computer center in Orlando, Florida for its IT operations. In addition, the Company owns or leases 451 branches in 34 states. The typical sales branch consists of a combined office and warehouse facility ranging in size from 2,000 to 150,000 square feet, with paved parking and storage areas. The Company also operates six central distribution centers, ranging in size from 54,000 to 160,000 square feet. The Company believes that its properties are in good condition and are suitable and adequate to carry on the Company’s business. None of the owned principal properties is subject to any encumbrance material to the consolidated operations of the Company. The Company is currently constructing a new corporate headquarters facility in Orlando, Florida, and anticipates completion by summer of fiscal 2004. The new corporate headquarters facility will enable the efficient consolidation of activities currently performed in three different locations. The following table presents the number of the Company’s branches and distribution centers by segment:

State	Water & Sewer	Plumbing/ HVAC	Electrical	Industrial PVF	Utilities	MRO	All Other	Total
Alaska	1	—	—	—	—	—	—	1
Alabama	5	8	—	1	2	1	—	17
Arkansas	2	—	—	—	—	—	—	2
Arizona	5	12	—	—	—	1	1	19
California	—	—	—	1	—	—	5	6
Colorado	4	5	—	—	—	—	—	9
Delaware	—	—	—	—	1	—	1	2
Florida	15	28	22	—	3	6	27	101
Georgia	6	19	8	3	2	1	8	47
Illinois	—	—	—	1	4	—	—	5
Indiana	3	1	—	—	—	—	1	5
Kansas	—	2	—	—	2	—	—	4
Kentucky	1	3	—	—	—	1	—	5
Louisiana	—	—	—	4	—	1	1	6
Maryland	4	4	—	—	—	—	1	9
Michigan	—	—	—	—	1	—	—	1
Missouri	—	—	—	1	2	—	—	3
Mississippi	1	9	—	—	—	—	—	10
Montana	2	—	—	—	—	—	—	2
North Carolina	9	19	3	1	1	1	4	38
New Jersey	—	—	—	1	—	—	—	1
New Mexico	2	—	—	—	—	—	—	2
Nevada	—	—	—	—	—	—	1	1
Ohio	8	8	—	—	2	2	—	20
Oklahoma	—	—	—	2	2	—	—	4
Pennsylvania	—	3	—	—	2	—	—	5
Rhode Island	—	—	—	—	—	—	1	1
South Carolina	5	10	5	—	1	2	2	25
Tennessee	3	6	—	1	1	3	2	16
Texas	13	20	3	16	11	2	—	65
Utah	—	—	—	1	—	—	—	1
Virginia	4	5	—	1	1	2	1	14
Washington	5	—	—	1	—	—	—	6
West Virginia	4	—	—	—	—	—	—	4

Total	102	162	41	35	38	23	56	457